                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

        Date of Report: (Date of earliest event reported): August 9, 2001


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



               DELAWARE                                1-12574                              13-3532643
       (State of Incorporation)                (Commission File Number)         (IRS Employer Identification No.)

--------------------------------------------------------------------------------



                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENTS WERE RELEASED TO THE PRESS ON AUGUST 9, 2001.

            Texas Biotechnology Reports Second Quarter 2001 Financial Results

HOUSTON, TX, AUGUST 9, 2001 - Texas Biotechnology Corporation (NASDAQ:TXBI) today announced financial results for the second quarter ending June 30, 2001.

SECOND QUARTER FINANCIAL RESULTS

For the quarter ending June 30, 2001, the Company's net loss was $4,539,000, or $0.10 per share, basic and diluted. This compares to a net profit of $5,128,000, or $0.13 per share, basic and $0.12 diluted, for the same period in fiscal 2000. The profit in 2000 was primarily attributable to a $7,500,000 milestone payment received from GlaxoSmithKline (GSK). In addition, the 2001 net loss includes approximately $1,675,000 in increased clinical expenses versus the prior year which is attributable to our share of ICOS-Texas Biotechnology L.P. which is developing the Company's endothelin antagonist compounds. The partnership was formed in June of 2000. General and administrative expense also increased approximately $435,000 during 2001 over 2000 due primarily to the initiation of a marketing department, initial expenses of listing on NASDAQ and expenses of Revotar Biopharmaceuticals AG (Revotar), the Company's foreign subsidiary.

Royalties on Argatroban in the second quarter of 2001 of $391,000 were approximately double the $177,000 amount in the first quarter of 2001. Product sales of Argatroban began in November 2000.

Investment income increased $318,000 from 2000 to 2001 primarily due to higher cash and investment balances in 2001 although interest rates have been lower in 2001 as well.

SIX MONTHS FINANCIAL RESULTS

For the six months ended June 30, 2001, the Company reported a net loss of $7,048,000, or $0.16 per share basic and diluted, compared to net income of $1,325,000, or $0.04 per share basic and $0.03 diluted in the same period of 2000. The profit in 2000 was primarily attributable to a $7,500,000 milestone payment received from GSK. In addition, the 2001 net loss includes approximately $3,204,000 in increased clinical expenses versus the prior year which is attributable to our share of ICOS-Texas Biotechnology L.P.

Investment income increased from $1,331,000 in 2000 to $3,098,000 in 2001 primarily due to public offering proceeds received in April of 2000 and proceeds from the public warrant exercise received in January 2001.

Cash, cash equivalents and short-term and long-term investments at June 30, 2001 were approximately $104,279,000.

YEAR 2001 FINANCIAL OUTLOOK

The Company reiterates the guidance for 2001 provided in May 2001. Revenues are expected to be in the range of $10 to $13 million. Investment income is expected to contribute $4 to 5 million for the year. Expenses in 2001 are expected to be approximately $38 to $40 million including internal operations, the Company's share of the ICOS-Texas Biotechnology L.P. results as well as the operations of Revotar. The Company's net cash burn for the year is expected to be approximately $15 to $20 million without considering common stock repurchases.

ARGATROBAN UPDATE

CONTINUED PROGRESS IN MARKETING ARGATROBAN TO THE HIT MARKET

During the second quarter, GSK expanded the sales force for Argatroban and continued to devote significant resources to the marketing of Argatroban for the treatment of heparin-induced thrombocytopenia (HIT). The addition of these new people, in combination with the recent approvable letter from the U.S. Food & Drug Administration (FDA) for Argatroban in HIT patients undergoing percutaneous coronary intervention (PCI), supports GSK's commitment to expand Argatroban usage in the hospital setting. The increase in sales and marketing personnel not only increases the reach and frequency of GSK's sales efforts, the larger sales force can also be utilized to call on additional specialties, specifically interventional cardiologists, pulmonologists and critical care physicians, all of whom treat HIT patients and have the potential to prescribe Argatroban as an alternative to heparin.

"We are pleased with the current success of Argatroban and expect that the last half of 2001 and first half of 2002 will lead to even greater penetration of the market," stated David B. McWilliams, President and CEO of Texas Biotechnology. "The expansion of the GSK field sales force, in addition to the local and national marketing programs and the additional clinical programs in other indications, are the basis for our confidence in being able to position Argatroban as the direct thrombin inhibitor of choice in the hospital setting."

CONTINUED PROGRESS IN EXPANDING ARGATROBAN FOR ADDITIONAL INDICATIONS

 "We remain confident that Argatroban has the potential to be a significant hospital-based drug with total annual sales in excess of $250 million with additional indications including PCI and stroke," stated Duane Clark, Vice President of Marketing and Sales, Texas Biotechnology.

In July of 2001, the FDA issued an approvable letter for the use of Argatroban in HIT patients undergoing PCI. In addition to the expansion of Argatroban in this patient population, efforts are underway to explore the use of Argatroban in the overall PCI market. GSK and Texas Biotechnology expect to begin an open-label phase II dosing trial in combination with GPIIb/IIIa inhibitors in 100 patients undergoing PCI by yearend. The objective of the PCI clinical development plan is to establish Argatroban as a superior alternative to heparin in a major cardiovascular setting.

Enrollment is also underway for ARGIS-1, a 180 patient Phase II double-blind, placebo-controlled trial in ischemic stroke. This objective of this trial is to evaluate the safety and efficacy of Argatroban as a treatment within 12 hours of a patient's onset of symptoms. The trial involves approximately 30 major stroke centers in the U.S. and Canada. Based on the current enrollment rates, top line results are expected during the second half of 2002.

The Phase IV trial in children with HIT remains on track to begin later this year. A small Phase II trial to confirm dosing in hemodialysis patients with HIT is also planned for later this year. Use of Argatroban in these indications is important to increasing awareness of HIT and demonstrating the value of treatment with Argatroban to additional key physician groups.

ENDOTHELIN ANTAGONIST UPDATE

PHASE IIB/III SITAXSENTAN INITIATED - The Phase IIb/III double-blind, placebo-controlled trial to determine the safety and efficacy of sitaxsentan as an oral treatment for patients with mild to severe pulmonary hypertension began enrollment in the second quarter. This 180 patient trial involves a 12 week double-blind placebo-controlled trial followed by a nine month open label trial to further assess the safety and efficacy of the drug. This trial has the potential to serve as a registration trial for the filing of the New Drug Application.

TBC3711 COMPLETES PHASE I - The single and multi-dose Phase I trials have been completed. Results of these studies were encouraging, suggesting very predictable pharmacokinetics and the potential for once a day oral dosing. A Phase II trial to establish dosing in either essential hypertension or chronic heart failure is expected to initiate in the first quarter of 2002.

INFLAMMATION PROGRAM UPDATE

TBC1269 IN PHASE I - A Phase I trial using the inhaled formulation of this selectin antagonist was initiated during the second quarter. The single-dose trial has been completed and the multi-dose trial is scheduled to begin in the third quarter of 2001. A Phase II trial in asthma is scheduled to begin in the first half of 2002. The clinical development of TBC1269 is being funded and managed by Revotar Biopharmaceuticals AG, Texas Biotechnology's subsidiary in Germany.

VLA-4 CLINICAL CANDIDATE -Texas Biotechnology and partner, Schering-Plough, remain on track to select an oral clinical candidate for asthma.

Management from Texas Biotechnology will host a conference call today at 3:00 pm EDT. To participate in the call, dial (800) 450-0785 and ask for the Texas Biotechnology conference call. The international dial-in number is (612) 332-0530. A replay of the conference call will also be available beginning at 7:00 PM EDT on Thursday, August 9, 2001 and will end on Monday, August 13, 2001 at 11:59 PM EDT. To access the replay dial (800) 475-6701 in the United States and (320) 365-3844 for International access. The access code for the replay is 596863. In addition, the conference call will be available live on the Company's web site (www.tbc.com).

TEXAS BIOTECHNOLOGY, A BIOPHARMACEUTICAL COMPANY FOCUSED ON THE DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION OF NOVEL DRUGS, IS RECOGNIZED FOR ITS EXPERTISE IN SMALL MOLECULE DRUG DEVELOPMENT AND VASCULAR BIOLOGY. ARGATROBAN, ITS FIRST FDA-APPROVED PRODUCT, IS BEING MARKETED BY GLAXOSMITHKLINE FOR HEPARIN-INDUCED THROMBOCYTOPENIA. ADDITIONAL STUDIES ARE SEEKING TO BROADEN THIS INITIAL INDICATION FOR ARGATROBAN IN ISCHEMIC STROKE, ANGIOPLASTY AND HEMODIALYSIS. TEXAS BIOTECHNOLOGY HAS SEVERAL OTHER PRODUCTS IN CLINICAL DEVELOPMENT FOR PULMONARY ARTERIAL HYPERTENSION, ESSENTIAL HYPERTENSION, CONGESTIVE HEART FAILURE AND ASTHMA.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, TRENDS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. AMONG THOSE RISKS, TRENDS AND UNCERTAINTIES ARE TIMING AND COST OF OUR CLINICAL TRIALS, ATTAINMENT OF RESEARCH AND CLINICAL GOALS AND MILESTONES OF PRODUCT CANDIDATES, ATTAINMENT OF REQUIRED GOVERNMENTAL APPROVAL, SALES LEVELS OF OUR PRODUCTS AND AVAILABILITY OF FINANCING AND REVENUES SUFFICIENT TO FUND DEVELOPMENT OF PRODUCT CANDIDATES AND OPERATIONS. IN PARTICULAR, CAREFUL CONSIDERATION SHOULD BE GIVEN TO CAUTIONARY STATEMENTS MADE IN THE VARIOUS REPORTS TEXAS BIOTECHNOLOGY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO DUTY TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS.

                TEXAS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

                             SELECTED FINANCIAL DATA
                  AMOUNTS IN THOUSANDS (EXCEPT PER SHARE DATA)
                                    UNAUDITED

                       CONSOLIDATED SUMMARY OF OPERATIONS

                                                          THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                               JUNE 30,                              JUNE 30,
                                                   ----------------------------------    ---------------------------------
                                                       2001                2000              2001               2000
                                                   --------------     ---------------    --------------    ---------------
Revenues....................................       $    2,463         $    9,414         $    4,732        $     11,120

Operating expenses:
    Research and development................            4,455              3,408              7,872               7,190
    General and administrative..............            1,873              1,438              3,420               3,369
     Equity in loss of affiliate............            2,242                567              3,771                 567
                                                   --------------     ---------------    --------------    ---------------
Total expenses..............................            8,570              5,413             15,063              11,126
                                                   --------------     ---------------    --------------    ---------------
Operating (loss) income:....................           (6,107)             4,001            (10,331)                 (6)

Investment income, net......................            1,445              1,127              3,098               1,331
Minority interest in Revotar................              123                 --                185                  --
                                                   --------------     ---------------    --------------    ---------------

Net (loss) income...........................       $   (4,539)        $    5,128         $   (7,048)       $      1,325
                                                   ==============     ===============    ==============    ===============

Net (loss) income per common share:
     basic..................................       $    (0.10)        $     0.13         $    (0.16)       $       0.04
     diluted................................       $    (0.10)        $     0.12         $    (0.16)       $       0.03

Weighted average common shares outstanding:
     basic..................................           44,260             40,033             43,749              37,323
     diluted................................           44,260             43,261             43,749              40,693

                           CONSOLIDATED BALANCE SHEETS

                                                             JUNE 30,          DEC. 31,
                                                              2001              2000
                                                         ---------------    --------------
          Cash and cash equivalents, investments
              and accrued interest....................      $  104,279         $   92,533
          Other assets................................           10,776             6,435
                                                            -----------        -----------
                                                               115,055             98,968
                                                            ==========         ==========

          Total liabilities...........................           9,813              6,968
          Deferred income and credits.................           6,993              6,011
          Minority interest in affiliate..............           1,777              1,962
          Stockholders' equity........................          96,472             84,027
                                                            ----------         ----------
                                                            $  115,055         $   98,968
                                                            ==========         ==========

Note: In October 2000, effective January 1, 2000, the Company implemented Staff Accounting Bulletin No. 101, "Revenue Recognition" ("SAB101") as promulgated by the Securities and Exchange Commission. Prior to the implementation of SAB101, the Company recognized license fees and milestone payments as revenues upon receipt. As a result of this change in accounting principle, the recognition of license fee and milestone payments into revenues is deferred, and amortized over the estimated development period of the appropriate compound. The effect of the implementation of SAB101 on the quarter ended June 30, 2000 was to decrease revenues and reduce the net income reported by $1,835,000, which is the result of the deferred recognition of license fee revenues received and previously included in revenues in 1997 and 2000. For an expanded discussion of SAB101, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    August 9, 2001             TEXAS BIOTECHNOLOGY CORPORATION


                                    /s/ STEPHEN L. MUELLER
                                    -----------------------------------------
                                    Stephen L. Mueller
                                    Vice President, Finance and Administration,
                                    Secretary and Treasurer